Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement Nos. 333-88676, 333-09565, and 333-97652 of AmeriServ Financial, Inc. on Form S-8 and Registration No. 333-141970 of AmeriServ Financial, Inc. on Form S-3 our report dated March 6, 2008, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K for the year ended December 31, 2007.
/s/S.R. Snodgrass, A.C.
Wexford, PA
March 6, 2008